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                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement (File No. 33-74668) of MFS Variable Insurance Trust of our reports, each dated February 6, 2003 appearing in the annual reports to shareholders of MFS Bond Series, MFS Capital Opportunities Series, MFS Emerging Growth Series, MFS Global Equity Series, MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS Money Markets Series, MFS New Discovery Series, MFS Research Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series, for the year ended December 31, 2002. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE, LLP
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Deloitte & Touche, LLP

Boston, Massachusetts
April 25, 2003